EX-3.1
                         CERTIFICATE OF INCORPORATION
                                   (PROFIT)

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:  FILED DECEMBER
2, 1992

1.  The name of this corporation is:

    Flight Dynamics, Inc.

2. The address of the registered office in the State of Oklahoma and the name of the registered agent at such address are:

Harvey S. Bryant         2108 Raintree,      Edmond     OK             73013
NAME                NUMBER & STREET ADDRESS   CITY     COUNTY        ZIP CODE
                (P.O. BOXES ARE NOT ACCEPTABLE.)

3.  The duration of the corporation is perpetual.
         Perpetual unless otherwise stated)

4. The purpose or purposes for which the corporation is formed are: To engage in any lawful act or activity for which corporations may be organized under the general Corporation Law of Oklahoma.

5. To The aggregate number of shares which the corporation shall have authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

NUMBER OF SHARES                 SERIES             PAR VALUE PER SHARE
                                          (Or, if without par value, so state)

Common: 25,000,000                                           .001
Preferred: 25,000,000                                        .001

TOTAL NO. SHARES 50,000,000      TOTAL AUTHORIZED CAPITAL: 50,000.00

6. If the powers of the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are to serve as directors.

NAME             MAILING ADDRESS                  CITY       STATE    ZIP CODE

Gary E. Bryant   78740 Runaway Bay              Bermuda Dunes   CA       92201
Howard Foote     212 South Indian Canyon Drive  Palm Springs    CA       92262

7.  The name and mailing address of the undersigned incorporator(s).

NAME             MAILING ADDRESS                  CITY       STATE    ZIP CODE

Harvey S. Bryant  2108 Raintree                  Edmond        OK        73013

THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Oklahoma does certify that the facts herein stated are true, and has accordingly to set their hand this 2nd day of December, 1992.


                                                 /s/  Gary S. Bryant
                                                 Gary S. Bryant


                                                /s/  Howard Foote
                                                Howard Foote